CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share(3)	3,737,500 shares	$65.00	$242,937,500	$24,464

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 487,500 additional shares of common stock.
(2)	The registration fee has been calculated and is being paid in accordance with Rules 457(r) and 456(b) under the Securities Act of 1933, as amended.
(3)	Includes rights to purchase our Junior Participating preferred stock. Because no separate consideration is paid for these rights, they are not considered in the calculation of the maximum aggregate offering price and the registration fee.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-203498

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 17, 2015)

3,250,000 Shares

Common Stock

We are selling 3,250,000 shares of our common stock, par value $0.01 per share.

We have granted the underwriters an option to purchase within 30 days from the date of this prospectus supplement up to 487,500 additional shares of our common stock from us.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SUI.” The last reported sale price of our common stock on the NYSE on November 2, 2015 was $67.88 per share.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. See “Description of Common Stock—Restrictions on Ownership” beginning on page 8 of the accompanying prospectus.

Investing in our common stock involves a high degree of risk. Before buying any of these shares you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-6 of this prospectus supplement, page 2 of the accompanying prospectus and page 10 of our Annual Report on Form 10-K for the year ended December 31, 2014.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$65.00	$211,250,000
Underwriting Discount	$2.60	$8,450,000
Proceeds to us (before expenses)	$62.40	$202,800,000

The underwriters expect to deliver the shares against payment in New York, New York on or about November 6, 2015 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	BMO Capital Markets

Co-Lead Manager

RBC Capital Markets

Co-Managers

Baird Fifth Third Securities
BTIG	PNC Capital Markets LLC
Ramirez & Co., Inc.
Comerica Securities

November 2, 2015

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part, which is the accompanying prospectus, provides more general information about us and our securities, some of which may not apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us and our common stock, and other information of which you should be aware before investing in our common stock. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make a decision to invest in our common stock.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or is unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its direct and indirect subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, and Sun Home Services, Inc., a Michigan corporation, or SHS.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not intended to be a complete description of the matters covered in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read and consider this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, in the accompanying prospectus beginning on page 2 and in our Annual Report on Form 10-K for the year ended December 31, 2014 beginning on page 10, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-20 of this prospectus supplement.

About Sun Communities, Inc.

We are a self-administered and self-managed real estate investment trust, or REIT. We own, operate, and develop manufactured housing, or MH, and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975. As of September 30, 2015, we owned and operated a portfolio of 251 properties, which we refer to as Properties, located in 30 states, including 200 MH communities, 37 RV communities, and 14 Properties containing both MH and RV sites. As of September 30, 2015, the Properties contained an aggregate of 93,718 developed sites comprised of 74,043 developed manufactured home sites, 9,782 annual RV sites (inclusive of both annual and seasonal usage rights), 9,893 transient RV sites, and approximately 7,749 additional manufactured home sites suitable for development. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our customers. The Properties are designed to offer affordable housing to individuals and families, while also providing certain amenities.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. Federal tax rules and regulations applicable to REITs, and to acquire MH communities in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of September 30, 2015, held approximately 95.0% of the interests (not including preferred limited partnership interests) in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP Units.

Principal Executive Offices and Website

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. We have regional property management offices located in Austin, Texas; San Antonio, Texas; Dayton, Ohio; Grand Rapids, Michigan; Elkhart, Indiana; Indianapolis, Indiana; Traverse City, Michigan; Charlotte, North Carolina; Denver, Colorado; Ft. Myers, Florida; and Orlando, Florida; and we employed an aggregate of 2,096 full and part time employees (including seasonal employees) as of September 30, 2015.

Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

For a description of our common stock, see “Description of Common Stock” in the accompanying prospectus.

Common stock offered by us	3,250,000 of shares of common stock (and up to an additional 487,500 shares of common stock, if the underwriters’ option to purchase additional shares of common stock is exercised in full)

Equity securities outstanding prior to completion of the offering(1)	•	54,549,602 shares of common stock;

•	3,400,000 shares of 7.125% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock;

•	2,298,184 shares of 6.50% Series A-4 Cumulative Convertible Preferred Stock, or Series A-4 Preferred Stock;

•	2,863,414 common OP Units not held by us;

•	1,325,275 preferred OP Units, or Aspen preferred OP Units;

•	387,981 Series A-1 preferred OP Units;

•	40,268 Series A-3 preferred OP Units;

•	760,035 Series A-4 preferred OP Units;

•	112,400 Series B-3 preferred OP Units; and

•	340,206 Series C preferred OP Units.

Equity securities outstanding on a pro forma basis after completion of the offering(1)	•	57,799,602 shares of common stock;

•	3,400,000 shares of 7.125% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock;

•	2,298,184 shares of 6.50% Series A-4 Cumulative Convertible Preferred Stock, or Series A-4 Preferred Stock;

•	2,863,414 common OP Units not held by us;

•	1,325,275 preferred OP Units, or Aspen preferred OP Units;

•	387,981 Series A-1 preferred OP Units;

•	40,268 Series A-3 preferred OP Units;

•	760,035 Series A-4 preferred OP Units;

•	112,400 Series B-3 preferred OP Units; and

•	340,206 Series C preferred OP Units.

Use of proceeds

We expect that the net proceeds of this offering will be approximately $202.7 million after deducting underwriting discounts and commissions and estimated offering expenses of approximately $100,000 (or, if the underwriters exercise their option to purchase 487,500 additional shares of common stock in full, approximately

$233.1 million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $100,000).

We intend to use the net proceeds from the offering to repay borrowings outstanding under the revolving loan under our senior credit facility, fund possible future acquisitions of properties and for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Restrictions on ownership and transfer	Our charter contains restrictions on ownership and transfer of shares of our capital stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, without the approval of our board of directors, our charter restricts any person from owning, or being deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.8%, in number of shares or value, of the issued and outstanding shares of our capital stock. See “Description of Common Stock—Restrictions on Ownership” in the accompanying prospectus.

Risk factors	You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2014 and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in shares of our common stock.

NYSE symbol	SUI

(1)	Based on equity securities outstanding as of November 2, 2015. Excludes (a) 4,732,096 shares of common stock issuable upon exchange of OP Units, (b) 26,000 shares of common stock reserved for issuance upon the exercise of stock options outstanding, and (c) 1,745,500 shares of common stock reserved and available for future issuance under our equity incentive plans, in each case as of November 2, 2015.

Unless expressly stated otherwise, the information set forth above and throughout this prospectus supplement assumes no exercise of the underwriters’ option to purchase up to 487,500 additional shares of common stock and excludes shares issuable pursuant to stock options outstanding and shares of common stock that may be issued in the future under our equity incentive plans.

RISK FACTORS

Investment in the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. In addition to the information presented in this prospectus supplement and the accompanying prospectus and the risk factors in our most recent Annual Report on Form 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the following risk factors before deciding to purchase these shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

This offering is expected to be dilutive, which may adversely affect the market price of our common stock.

Giving effect to the issuance of shares of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our earnings per share and funds from operations per share for the year ending December 31, 2015. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

Future sales or issuances of our common stock or other securities may cause the market price of our common stock to decline.

The sale and/or issuance of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability of future issuances of shares of our common stock, OP Units or other securities convertible into or exchangeable or exercisable for our capital stock, could materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue capital stock that is senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or for other reasons.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering to repay borrowings outstanding under the revolving loan under our senior credit facility and any remaining net proceeds from this offering to fund possible future acquisitions of properties and for working capital and general corporate purposes. Our management could have broad discretion in the application of certain of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Our business operations may not generate the cash needed to make distributions on our capital stock or to service our indebtedness, and we may adjust our common stock distribution policy.

Our ability to make distributions on our common stock and payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock, to pay our indebtedness or to fund our other liquidity needs.

The decision to declare and pay distributions on shares of our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and general overall economic conditions and other factors. Any change in our distribution policy could have a material adverse effect on the market price of our common stock.

Our share price could be volatile and could decline, resulting in a substantial or complete loss on your investment.

The stock markets, including the NYSE, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in expectations of future financial performance or changes in our earnings estimates or those of analysts;

•	changes in our distribution policy;

•	the market for similar securities;

•	issuances of other equity securities in the future, including series or classes of preferred stock;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•

adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	actions by institutional stockholders;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	general market, economic and political conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2014, and other filings we make with the SEC from time to time, such risks and uncertainties include:

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	our ability to maintain rental rates and occupancy levels;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our failure to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of manufactured home buyers to obtain financing; and

•	the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $202.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us of approximately $100,000 (or, if the underwriters exercise their option to purchase 487,500 additional shares of our common stock in full, approximately $233.1 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us of approximately $100,000).

We intend to use the net proceeds of this offering to repay borrowings outstanding under the $392.0 million revolving loan under our senior credit facility. As of November 2, 2015, we had $131.4 million of outstanding indebtedness under the revolving loan. The revolving loan has a term ending August 19, 2019, which can be extended for two additional six-month periods, subject to the satisfaction of certain conditions. The credit facility also contains an accordion feature that allows for additional commitments of up to $300.0 million under the revolving loan, subject to the satisfaction of certain conditions, including obtaining additional commitments from one or more lenders. Indebtedness under the revolving loan bears interest at a floating rate based on the Eurodollar rate plus a margin that is determined based on our leverage ratio calculated in accordance with the credit agreement, which can range from 1.40% to 2.25%. As of November 2, 2015, the margin was 1.45%. The proceeds of the credit facility were used to pay off our previous senior credit facility and for working capital and for other general corporate purposes. Bank of America, N.A., an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 16% as a lender under the revolving loan. Citibank, N.A., an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 16% as a lender under the revolving loan. Bank of Montreal, an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 16% as a lender under the revolving loan. Royal Bank of Canada, an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under the revolving loan. Fifth Third Bank, an Ohio banking corporation, an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 9% as a lender under the revolving loan. PNC Bank, National Association, an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 7% as a lender under the revolving loan. Comerica Bank, an affiliate of one of the underwriters of this offering, has a participation percentage of approximately 4% as a lender under the revolving loan.

We intend to use any remaining net proceeds from this offering to fund possible future acquisitions of properties and for working capital and general corporate purposes.

Pending use of any remaining net proceeds of this offering, we intend to invest these net proceeds in short-term interest-bearing investment grade instruments.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2015 on:

(a)	an actual basis; and

(b)	an adjusted basis to give effect to the offering and sale of 3,250,000 shares of our common stock in this offering at the public offering price of $65.00 per share, after deducting the underwriting discounts and commissions and our estimated offering expenses, and the application of the net proceeds of this offering as described under “Use of Proceeds.”

The following table does not reflect borrowings and repayments under our debt facilities from October 1, 2015 through the date hereof.

The information set forth below should be read in conjunction with our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings under the Exchange Act, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2015, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2015
(Dollars in thousands)	Actual (unaudited)	As adjusted
Cash and cash equivalents	$23,917	$84,617
DEBT:
Debt(1)	$2,390,550	$2,390,550
Lines of credit	167,000	25,000
Other liabilities	229,103	229,103
Series A-4 preferred stock, $0.01 par value per share (liquidation preference $25.00 per share), 2,298,184 shares issued and outstanding at September 30, 2015	$68,633	$68,633
Series A-4 preferred OP units	20,982	20,982
EQUITY:
Series A preferred stock, $0.01 par value per share (liquidation preference $25.00 per share), 3,400,000 shares issued and outstanding at September 30, 2015	$34	$34
Common stock, $0.01 par value, 180,000,000 shares authorized, 54,546,434 shares issued and outstanding at September 30, 2015, 57,796,434 shares issued and outstanding as adjusted to give effect to this offering(2)(3)	545	578
Additional paid-in capital	2,079,139	2,281,807
Distributions in excess of accumulated earnings	(916,961)	(916,961)

Total Sun Communities, Inc. stockholders’ equity	1,162,757	1,365,458
Noncontrolling interests:
A-1 Preferred OP Units	38,928	38,928
A-3 Preferred OP Units	3,463	3,463
Series C preferred OP units	33,154	33,154
Common OP Units	1,369	1,369
Consolidated variable interest entities	(1,336)	(1,336)
TOTAL CAPITALIZATION	$4,114,603	$4,175,304

(1)	Includes $34,663 in redeemable Aspen preferred OP Units and $11,240 in redeemable Series B-3 preferred OP Units.

(2)	Assumes no exercise of the underwriters’ option to purchase up to an additional 487,500 shares of common stock.
(3)	Excludes (a) 4,732,096 shares of common stock issuable upon exchange of common and preferred OP Units, (b) 26,000 shares of common stock reserved for issuance upon the exercise of outstanding stock options and (c) 1,745,500 shares of common stock available for issuance under our equity incentive plans as of September 30, 2015.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and BMO Capital Markets Corp. are acting as joint book-running managers of the offering and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	934,375
Citigroup Global Markets Inc.	934,375
BMO Capital Markets Corp.	650,000
RBC Capital Markets, LLC	406,250
Robert W. Baird & Co. Incorporated	70,200
Fifth Third Securities, Inc.	70,200
BTIG, LLC	52,975
PNC Capital Markets LLC	52,975
Samuel A. Ramirez & Company, Inc.	46,800
Comerica Securities, Inc.	31,850

Total	3,250,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if it purchases any of the shares.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $1.56 per share. If all the shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 487,500 additional shares of common stock at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We and our executive officers and directors have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of each of the representatives, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain exceptions. The representatives, in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The shares of our common stock are listed on the NYSE under the symbol “SUI.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	No Exercise	Full Exercise
Per share	$2.60	$2.60
Total	$8,450,000	$9,717,500

We estimate that our total expenses for this offering (excluding the underwriting discount) will be approximately $100,000.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares of common stock, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares of common stock than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares of common stock.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares of common stock.

•

Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares of common stock or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares of common stock. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares of common stock.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with the offering, the underwriters or certain securities dealers may distribute prospectuses by electronic means, such as e-mail.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

Conflicts of Interest

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., BMO Capital Markets Corp., RBC Capital Markets, LLC, Fifth Third Securities, Inc., PNC Capital Markets LLC and Comerica Securities, Inc. are lenders, and in some cases agents or managers for the lenders, under the $392.0 million revolving loan under our senior credit facility. We intend to use a portion of the net proceeds from this offering to reduce borrowings under the revolving loan under the senior credit facility and therefore affiliates of the underwriters will receive their proportionate share of the amounts repaid under the senior credit facility with net proceeds from this offering. Upon such application, more than 5% of the proceeds of this offering (not including underwriting discounts) may be received by an underwriter or its affiliates. Nonetheless, in accordance with FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, as the issuer of the securities in this offering, are a real estate investment trust.

An employee of Citigroup Global Markets Inc. who has been actively involved in this offering is an immediate family member of Arthur A. Weiss, a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, our counsel.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

This document has been prepared on the basis that any offer of shares in any member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under Article 3 of the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this document may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

In relation to each Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Relevant Member State and each person who initially acquires any shares under this offer will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered, so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that member state, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to, and is only directed at (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Order”), (ii) persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorite des Marches Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorite des Marches Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monetaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monetaire et financier and article 211-2 of the General Regulations (Reglement General) of the Autorite des Marches Financiers, does not constitute a public offer (appel public a l’epargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monetaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”). The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Act and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

In addition, investors in Singapore should note that the securities acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their securities.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the common shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the common shares for resale in Australia within 12 months of that common shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Paul Hastings LLP, New York, New York, will act as counsel and pass on certain legal matters for the underwriter. Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland, will issue an opinion to us regarding certain matters of Maryland law, including the validity of the common stock to be issued in connection with this offering. Paul Hastings LLP may rely upon the opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation.

EXPERTS

The audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined statements of revenues and certain operating expenses of Green Courte Communities for the years ended December 31, 2014 and 2013, incorporated in this prospectus supplement by reference from Sun Communities, Inc.’s Current Report on Form 8-K/A filed on April 17, 2015 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statements), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, our common stock is listed on the NYSE and such reports, proxy statements and other information concerning us can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, we make these filings available, free of charge, through the “Investors” section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus supplement and the accompanying prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and the common stock offered in this prospectus supplement and the accompanying prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 29, 2015 and the supplement thereto filed with the SEC on July 1, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015 filed with the SEC on April 23, 2015, July 30, 2015, and October 27, 2015, respectively;

•

Our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 12, 2015, April 2, 2015, April 17, 2015, April 20, 2015, April 27, 2015, May 20, 2015, June 16, 2015, June 17, 2015, June 24, 2015, July 17, 2015, July 22, 2015, July 30, 2015 (excluding Item 2.02 thereof), August 14, 2015, August 24, 2015 and August 24, 2015;

•

The description of our common stock contained in the Registration Statement on Form 8-A filed November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description; and

•

The description of certain distribution rights associated with our common stock contained in the Registration Statement on Form 8-A filed June 3, 2008 (File No. 001-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and a part hereof from the date of filing of these documents, and will update, supplement and supersede the information in this prospectus supplement and the accompanying prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	debt securities;

•	warrants to purchase preferred stock or common stock; or

•	units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, debt securities, warrants and units registered hereunder collectively as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% on our common stock. See “Description of Common Stock – Restrictions on Ownership” beginning on page 8 of this prospectus.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “SUI.” The last reported sale price of the common stock as reported on the NYSE on April 16, 2015 was $63.54 per share.

Investing in our securities involves risks. Before investing in our securities, you should read carefully the risk factors described on page 2 of this prospectus and from described time to time in our Securities and Exchange Commission filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this process, we may sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we or the selling security holder will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus.

We or any selling security holder may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sun,” “we,” “us,” “our” or similar references mean Sun Communities, Inc., a Maryland corporation, and its subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership, or the Operating Partnership, and Sun Home Services, Inc., a Michigan corporation, or SHS.

INFORMATION ABOUT SUN COMMUNITIES, INC.

We are a self-administered and self-managed real estate investment trust, or REIT. We own, operate, and develop manufactured housing, or MH, and recreational vehicle, or RV, communities concentrated in the midwestern, southern and southeastern United States. We are a fully-integrated real estate company which, together with our affiliates and predecessors, has been in the business of acquiring, operating, developing and expanding MH and RV communities since 1975. As of March 31, 2015, we owned and operated a portfolio of 243 properties, which we refer to as Properties, located in 29 states, including 209 MH communities, 25 RV communities, and nine Properties containing both MH and RV sites. As of March 31, 2015, the Properties contained an aggregate of 89,320 developed sites comprised of 71,106 developed manufactured home sites, 9,409 annual RV sites (inclusive of both annual and seasonal usage rights), 8,805 transient RV sites, and approximately 7,200 additional manufactured home sites suitable for development. We lease individual parcels of land, or sites, with utility access for placement of manufactured homes and RVs to our customers. The Properties are designed to offer affordable housing to individuals and families, while also providing certain amenities.

We are engaged through SHS, a taxable REIT subsidiary, in the marketing, selling, and leasing of new and pre-owned homes to current and future residents in our communities. The operations of SHS support and enhance our occupancy levels, property performance and cash flows.

Structured as an umbrella partnership REIT, or UPREIT, the Operating Partnership is the entity through which we conduct substantially all of our operations, and which owns, either directly or indirectly through SHS and other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the U.S. federal tax rules and regulations applicable to REITs, and to acquire MH communities in transactions that defer some or all of the sellers’ tax consequences. We are the sole general partner of, and, as of March 31, 2015, held approximately 95.5% of the interests (not including preferred limited partnership interests) in, the Operating Partnership. The interests in the Operating Partnership held by the partners are referred to herein as OP Units.

We were incorporated in Maryland on July 23, 1993 and completed the initial public offering of our common stock on December 9, 1993. Our executive and principal property management office is located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 and our telephone number is (248) 208-2500. We have regional property management offices located in Austin, Texas; San Antonio, Texas; Dayton, Ohio; Grand Rapids, Michigan; Elkhart, Indiana; Indianapolis, Indiana; Traverse City, Michigan; Charlotte, North Carolina; Denver, Colorado; Ft. Myers, Florida; and Orlando, Florida; and we employed an aggregate of 1,861 full and part time employees (including seasonal employees) as of March 31, 2015.

Our website address is www.suncommunities.com, which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. In addition to the information presented in this prospectus and any applicable prospectus supplement and the risk factors in our most recent Annual Report on Form 10-K and our other filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this prospectus and any applicable prospectus supplement, you should consider carefully the following risk factors before deciding to purchase any securities offered pursuant to this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock or the value of our other securities could decline, and you may lose all or part of your investment in our securities. Please also refer to the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, acquisitions, retirement of debt, and other business opportunities. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Future sales and/or issuances of our common stock or preferred stock may cause the market price of our common stock to decline.

The sale and/or issuance of substantial amounts of our common stock or preferred stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability of future issuances of shares of our common stock, preferred stock, OP Units or other securities convertible into or exchangeable or exercisable for our common stock or preferred stock, could materially and adversely affect the market price of our common stock or preferred stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, we may issue capital stock that is senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity or for other reasons.

Our business operations may not generate the cash needed to make distributions on our capital stock or to service our indebtedness, and we may adjust our common stock distribution policy.

Our ability to make distributions on our capital stock and payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our capital stock, to pay our indebtedness or to fund our other liquidity needs.

The decision to declare and pay distributions on shares of our common stock in the future, as well as the timing, amount and composition of any such future distributions, will be at the sole discretion of our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, debt maturities, the availability of debt and equity capital, applicable REIT and legal restrictions and the general overall economic conditions and other factors. Any change in our distribution policy could have a material adverse effect on the market price of our common stock.

Our share price could be volatile and could decline, resulting in a substantial or complete loss on your investment.

The stock markets, including the NYSE, on which we list our common stock and Series A Preferred Stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock and preferred stock could be similarly volatile, and investors in our common stock and preferred stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock and preferred stock could be subject to wide fluctuations in response to a number of factors, including:

•	issuances of other equity securities in the future, including new series or classes of preferred stock;

•	our operating performance and the performance of other similar companies;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	changes in expectations of future financial performance or changes in our earnings estimates or those of analysts;

•	changes in our distribution policy;

•	the market for similar securities;

•	publication of research reports about us or the real estate industry generally;

•	increases in market interest rates that lead purchasers of our common stock to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•

adverse market reaction to the amount of our debt outstanding at any time, the amount of our debt maturing in the near- and medium-term and our ability to refinance our debt, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	actions by institutional stockholders;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus; and

•	general market, economic and political conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline significantly, regardless of our financial condition, results of operations and prospects. It is impossible to provide any assurance that the market price of our common stock or preferred stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock or preferred stock at prices they find attractive, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest.

Certain provisions of the Maryland General Corporation Law, or MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our capital stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting stock at any time within the two-year period immediately prior to the date in question) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose fair price and/or supermajority and stockholder voting requirements on these combinations; and

•

“control share” provisions that provide that “control shares” of our company (defined as shares that, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The provisions of the MGCL relating to business combinations do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

Also, pursuant to a provision in our bylaws, we have exempted any acquisition of our stock from the control share provisions of the MGCL. However, our board of directors may by amendment to our bylaws opt in to the control share provisions of the MGCL at any time in the future.

Additionally, Subtitle 8 of Title 3 of the MGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect to be subject to certain provisions relating to corporate governance that may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium to the market price of our common stock or otherwise be in our stockholders’ best interests. These provisions include a classified board; two-thirds vote to remove a director; that the number of directors may only be fixed by the board of directors; that vacancies on the board as a result of an increase in the size of the board or due to death, resignation or removal can only be filled by the board, and the director appointed to fill the vacancy serves for the remainder of the full term of the class of director in which the vacancy occurred; and a majority requirement for the calling by stockholders of special meetings. Other than a classified board, the filling of vacancies as a result of the removal of a director and a majority requirement for the calling by stockholders of special meetings, we are already subject to these provisions, either by provisions of our charter and bylaws unrelated to Subtitle 8 or by reason of an election to be subject to certain provisions of Subtitle 8. In the future, our board of directors may elect, without stockholder approval, to make us subject to the provisions of Subtitle 8 to which we are not currently subject.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus and the documents incorporated by reference herein that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,”

“estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this prospectus and the documents incorporated by reference herein. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under “Risk Factors” above and in our Annual Report on Form 10-K for the year ended December 31, 2014, such risks and uncertainties include:

•	changes in general economic conditions, the real estate industry and the markets in which we operate;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	availability of capital;

•	our ability to maintain rental rates and occupancy levels;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters;

•	general volatility of the capital markets and the market price of shares of our capital stock;

•	our failure to maintain our status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces; and

•	the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus and the documents incorporated by reference herein, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DISTRIBUTIONS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock distributions for the periods indicated. In certain of the periods presented, earnings were not sufficient to cover combined fixed charges and preferred stock distributions. The extent of the deficiency in each such period is shown below.

	Fiscal Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to combined fixed charges and preferred stock distributions	1.02:1	1.13:1	1.07:1	0.98:1	0.98:1
Deficiency of earnings available to cover fixed charges	$—	$—	$—	$1,607	$1,355

The ratios of earnings to combined fixed charges and preferred stock distributions were computed by dividing earnings by the aggregate of our fixed charges and preferred distributions. For this purpose, earnings consist of (i) pre-tax income from continuing operations before adjustment for noncontrolling interests, gain on dispositions and distributions from affiliates, plus (ii) fixed charges, less (iii) capitalized interest, less (iv) distributions to holders of shares of our 7.125% Series A Cumulative Redeemable Preferred Stock, 6.50% Series A-4 Cumulative Convertible Preferred Stock and preferred securities of the Operating Partnership. Fixed charges consist of (i) interest expense (including the amortization of deferred financing costs and premiums and discounts on indebtedness), (ii) capitalized interest, (iii) estimate of interest within rental expense, and (iv) distributions to holders of shares of our 7.125% Series A Cumulative Redeemable Preferred Stock, 6.50% Series A-4 Cumulative Convertible Preferred Stock and preferred securities of the Operating Partnership.

During the periods prior to November  14, 2012, we had no issued and outstanding preferred stock and paid no preferred stock distributions.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Partnership, which will use the net proceeds to fund possible future acquisitions of properties and for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

We have the authority to issue 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, par value $0.01 per share. As of March 31, 2015, we had 53,498,307 shares of common stock issued and outstanding.

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or preferred stock or upon the exercise of the warrants we issue. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws.

General

Subject to the preferential rights of any other class or series of stock, holders of our common stock will be entitled to receive distributions when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of distributions on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay distributions on the preferred stock. See “Description of Preferred Stock.” Upon any liquidation, dissolution or winding up of Sun, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of Sun and the preferential amounts owing with respect to any outstanding preferred stock or senior debt securities.

The common stock will possess ordinary voting rights for the election of directors and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of common stock will not have cumulative voting rights in the election of directors. Upon receipt by us of lawful payment therefor, the common stock will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described in our charter) as necessary to preserve our status as a REIT. A stockholder of Sun has no preemptive rights to subscribe for additional shares of common stock or other securities of Sun except as may be granted by the board of directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or consolidation unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage in such situations.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified private pension plans) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. The board of directors may exempt a person from the Ownership Limit if evidence satisfactory to the board of directors and our tax counsel is presented that the proposed transfer of stock to the intended transferee will not then or in the future jeopardize our status as a REIT. As a condition of such exemption, the intended transferee must give written notice to us of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements, and information as may be required by the board of directors no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit.

The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the best interests of Sun to attempt to qualify or to continue to qualify as a REIT. Any transfer of shares of common stock that would: (i) create a direct or indirect ownership of shares of stock in excess of the Ownership Limit; (ii) result in the shares of stock being owned by fewer than 100 persons; or (iii) result in Sun being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares.

Our charter excludes Milton M. Shiffman, Gary A. Shiffman and Robert B. Bayer; trustees, personal representatives and agents to the extent acting for them or their respective estates; or certain of their respective relatives from the Ownership Limit. These persons may acquire additional shares of stock through the redemption of OP Units, through our equity incentive plans, from other stockholders or otherwise, but in no event will they be entitled to acquire additional shares such that the five largest beneficial owners of our stock hold more than 50% of the total outstanding stock.

Shares of stock purported to be transferred in excess of the Ownership Limit that are not otherwise permitted as provided above will constitute “Excess Shares,” which will be transferred by operation of law to Sun as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee retransfers the Excess Shares. Subject to the Ownership Limit, the Excess Shares may be retransferred by the intended transferee to any person who may hold such Excess Shares at a price not to exceed the price paid by the intended transferee (or the market price of the common stock as of the date of purported transfer, if the intended transferee received the shares of stock as a gift or otherwise did not give value for the shares of stock), at which point the Excess Shares will automatically be exchanged for the stock to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by Sun. The purchase price of any Excess Shares shall be equal to the lesser of the price paid for the shares of stock by the intended transferee and the fair market value of such shares of stock reflected in the closing sales price for the shares of stock, if then traded on the NYSE, or the last reported sales price for the shares of stock on any exchange or quotation system over which our common stock may be traded, or, if such quotation is not available, the fair market value as determined by the board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by Sun. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to such shares of the stock except the right to payment of the purchase price for the shares of stock or the transfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to our discovery that such shares of stock have been transferred in violation of the provisions of our charter shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule, or regulation, then the intended transferee of any Excess Shares may be deemed, at Sun’s option, to have acted as an agent on behalf of Sun in acquiring such Excess Shares and to hold such Excess Shares on behalf of Sun.

All certificates representing shares of stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number of shares or value, of our outstanding common stock and preferred stock must give a written notice to us containing the information specified in our charter by January 31 of each year. In addition, each stockholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of common stock as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority of, shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our (i) Junior Participating Preferred Stock, (ii) 7.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, or 7.125% Series A Preferred Shares, (iii) 6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share, or 6.50% Series A-4 Preferred Shares and (iv) any new series of preferred stock to which any future prospectus supplement may relate. Certain other terms of any new series of the preferred stock offered by any prospectus supplement will be described in such prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any future prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter (including any amendment or supplement relating to each series of the preferred stock) which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus relates at or prior to the time of the issuance of such series of preferred stock.

General

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. We have authorized and designated 3,450,000 shares of our preferred stock as 7.125% Series A Preferred Shares, and 6,330,551 shares of our preferred stock as 6.50% Series A-4 Preferred Shares. As of March 31, 2015, a total of 3,400,000 7.125% Series A Preferred Shares and 6,330,551 6.50% Series A-4 Preferred Shares were issued and outstanding and no other shares of preferred stock were issued and outstanding.

Under our charter, the board of directors (without further stockholder action) may from time to time establish and issue one or more series of preferred stock with such designations, powers, preferences or rights of the shares of such series and the qualifications, limitations or restrictions thereon.

Any new series of preferred stock shall have the distribution, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including: (i) the designation and stated value per share of such preferred stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such preferred stock will be issued; (iv) the distribution rate (or method of calculation), the dates on which distributions shall be payable and the dates from which distributions shall commence to accumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion rights; and (vii) any additional voting, distribution, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions. The preferred stock will, when issued for lawful consideration, be fully paid and nonassessable and, unless otherwise determined by the board of directors and set forth in a supplement to our charter, will have no preemptive rights.

Preferred Stock Purchase Rights

In June 2008, our board of directors adopted a rights agreement, which was amended in July 2014. In connection with the agreement, the board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. The rights are designed to assure that all of our stockholders receive fair and equal treatment in the event of any proposed takeover of Sun and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of Sun without paying all stockholders a control premium. The rights will cause substantial dilution to a person or group that acquires 15% or more of our common stock on terms not approved by the board of directors.

Each right will entitle the registered holder, after the rights become exercisable and until June 9, 2018 or the earlier redemption, exchange or termination of the rights, to purchase from us 1/100th of a share of Junior Participating Preferred Stock at a price of $100.00 per 1/100th of a share of Junior Participating Preferred Stock, subject to certain adjustments. The Junior Participating Preferred Stock is further described below. Until a right is exercised, the holder will have no rights as a stockholder of Sun beyond those as an existing stockholder. Each right is evidenced by its respective common stock certificate until after specific events occur in which:

•	a person or group of persons acquires or has the right to acquire beneficial ownership of 15% or more of the common stock, or

•	a person or group of persons commences or announces an intention to make a tender offer for 15% or more of the common stock.

If Sun were the surviving corporation in a merger with an entity or any affiliate or associate of an entity causing one of the above events, and the common stock were not changed or exchanged, each holder of a right, other than rights that are or were acquired or beneficially owned by the entity in question, will have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current purchase price of one right. In addition, if after one of the above events occurred, Sun were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold each holder of a right will have the right to receive, upon exercise of the right at the then current purchase price of the right, that number of shares of common stock of the acquiring entity which at the time of the transaction would have a market value of two times the then current purchase price of one right.

After one of the above events occurs, separate certificates evidencing the rights will be mailed to holders of record of the common stock and these separate certificates will evidence the rights. The rights are transferred with and only with the common stock until the above events occurs or the rights are redeemed or expire. Until one of the above events occurs, the board of directors may redeem the rights in whole, but not in part, at a price of $.001 per right. Moreover, the board of directors, subject to specific restrictions, may amend any provision of the rights agreement. The rights will expire on June 9, 2018, unless earlier redeemed, exchanged or terminated.

Computershare Trust Company, N.A. is the rights agent.

Junior Participating Preferred Stock

In connection with the board of directors’ adoption of the rights agreement described above, we designated 1,000,000 shares of our preferred stock as Junior Participating Preferred Stock. At this time, no person has the right to acquire any Junior Participating Preferred Stock. Upon the occurrence of specific events described in the rights agreement, holders of common stock will have the right to purchase shares of Junior Participating Preferred Stock. Each share of Junior Participating Preferred Stock will have a quarterly distribution rate per share equal to the greater of $1.00, subject to certain adjustments, or one hundred (100) times the per share amount of any distribution, if any, declared per share of common stock. In the event of any liquidation, dissolution or winding up of Sun, the holders of Junior Participating Preferred Stock will be entitled to receive a preferred liquidation payment per share of $1.00 (plus accrued and unpaid distributions). Holders of common stock will then be entitled to receive an amount per share equal to the liquidation preference paid on each share of Junior Participating Preferred Stock, divided by 100 (as such number may be adjusted for stock splits, stock distributions and recapitalizations). Thereafter, our remaining assets will be distributed to the holders of Junior Participating Preferred Stock and holders of common stock, with the amount distributed in respect of each share of Junior Participating Preferred Stock being equal to 100 times (as such number may be adjusted for stock splits, stock distributions and recapitalizations) the amount distributed in respect of each share of common stock.

Generally, each share of Junior Participating Preferred Stock will vote together with the common stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to one hundred (100) votes, subject to certain adjustments. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Junior Participating Preferred Stock will be entitled to receive one hundred (100) times the aggregate amount of stock, securities, cash and/or other property received per share of common stock.

So long as the shares of Junior Participating Preferred Stock shall be outstanding, we may not (i) declare or pay any dividends on, make a distribution on, or purchase, redeem or otherwise acquire for consideration any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to the Junior Participating Preferred Stock, (ii) declare or pay dividends or make any other distributions on any shares of stock ranking equally with the Junior Participating Preferred Stock, other than distributions paid ratably on the Junior Participating Preferred Stock and all such parity stock, or (iii) redeem, purchase, or otherwise acquire for consideration shares of any stock ranking on parity with the Junior Participating Preferred Stock, other than acquiring such shares in exchange for shares of our stock ranking junior to the Junior Participating Preferred Stock, unless full distributions shall have been paid on all outstanding shares of Junior Participating Preferred Stock. Further, unless such distributions have been paid in full, we may not purchase or otherwise acquire for consideration any shares of Junior Participating Preferred Stock or any shares of stock ranking on a parity with such shares, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual distribution rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

7.125% Series A Preferred Shares

As of the date of this prospectus, a total of 3,400,000 7.125% Series A Preferred Shares were issued and outstanding. The 7.125% Series A Preferred Shares are listed on the NYSE under the symbol “SUI-PrA”.

The 7.125% Series A Preferred Shares rank, with respect to distribution rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•

senior to our common stock, the Junior Participating Preferred Stock, the 6.50% Series A-4 Preferred Shares, and to any other equity securities that we may later authorize or issue in the future that by their terms rank junior to the 7.125% Series A Preferred Shares;

•

on a parity with any other class or series of our preferred stock or other equity securities that we may later authorize or issue in the future and that by their terms are on a parity with the 7.125% Series A Preferred Shares; and

•

junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the 7.125% Series A Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the 7.125% Series A Preferred Shares ).

Holders of 7.125% Series A Preferred Shares are entitled to receive cumulative cash distributions at a rate of 7.125% per annum of the $25.00 liquidation preference per share (equivalent to $1.78125 per annum per share).

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of the 7.125% Series A Preferred Shares will have the right to receive $25.00 per share, plus accrued and unpaid distributions to the date of payment, before any payments are made to the holders of shares of our common stock and 6.50% Series A-4 Preferred Shares or to the holders of any other equity securities ranking junior to the 7.125% Series A Preferred Shares as to liquidation rights. The rights of the holders of the 7.125% Series A Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of the holders of all other series or class of shares ranked on a parity with the 7.125% Series A Preferred Shares that we may issue in the future.

Holders of 7.125% Series A Preferred Shares generally have no voting rights. However, if we do not pay distributions on the 7.125% Series A Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the 7.125% Series A Preferred Shares, voting together as a single class with the holders of any other class or series of our preferred stock which have similar voting rights and rank on a parity with the 7.125% Series A Preferred Shares, will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all distributions owed on the 7.125% Series A Preferred Shares and any other class or series of preferred stock ranking on a parity with the 7.125% Series A Preferred Shares. In addition, so long as any 7.125% Series A Preferred Shares remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the 7.125% Series A Preferred Shares is required for us to (i) amend our charter or bylaws in a manner that materially and adversely affects any power, right, privilege or preference of the 7.125% Series A Preferred Shares, (ii) complete a merger, sale of all or substantially all of our assets outside the ordinary course of business, recapitalization, business combination or certain other similar transactions unless the 7.125% Series A Preferred Shares remain outstanding without a material and adverse change to their terms and rights, or are converted into or exchanged for preferred shares of the surviving entity having terms and rights identical to those of the 7.125% Series A Preferred Shares, except for immaterial and non-adverse changes, or (iii) authorize, reclassify or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the 7.125% Series A Preferred Shares or any security convertible into or evidencing the right to purchase such securities.

The 7.125% Series A Preferred Shares do not have any maturity date, and we are not required to redeem the 7.125% Series A Preferred Shares.

We may not redeem the 7.125% Series A Preferred Shares until November 14, 2017, except pursuant to the special optional redemption right described below and in certain limited circumstances relating to our continuing qualification as a REIT. On and after November 14, 2017, we have an optional redemption right under which we may, at our option, redeem the 7.125% Series A Preferred Shares, in whole or in part, at any time for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date, without interest.

In connection with a “Change of Control” (as defined below), we have a special optional redemption right under which we may, at our option, redeem the 7.125% Series A Preferred Shares, in whole or in part, no later than 120 days after the first date on which such Change of Control occurs, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid distributions thereon to, but not including, the redemption date.

Upon the occurrence of a Change of Control, each holder of 7.125% Series A Preferred Shares will have the right, unless prior to the Change of Control Conversion Date (as defined below), we have timely provided notice of exercise of our redemption rights with respect to the 7.125% Series A Preferred Shares (whether pursuant to our optional redemption right or special optional redemption right), to convert some or all of the 7.125% Series A Preferred Shares held by such holder on the Change of Control Conversion Date (the “Change of Control Conversion Right”) into a number of shares of our common stock, per 7.125% Series A Preferred Share to be converted, equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per 7.125% Series A Preferred Share to be converted plus the amount of any accumulated and unpaid distributions thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a 7.125% Series A Preferred Share distribution payment and prior to the corresponding 7.125% Series A Preferred Share distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	1.1925, subject to certain adjustments,

subject, in each case, to an aggregate cap on the total number of shares of our common stock issuable upon exercise of the Change of Control Conversion Right and to provisions for the receipt of alternative consideration as described in the Articles Supplementary designating the 7.125% Series A Preferred Shares.

If we have timely provided a redemption notice (whether pursuant to our optional redemption right or our special optional redemption right) in connection with a Change of Control, holders of 7.125% Series A Preferred Shares will not have any right to convert the 7.125% Series A Preferred Shares in connection with the Change of Control Conversion Right, and any 7.125% Series A Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

As it relates to the 7.125% Series A Preferred Shares, a “Change of Control” means that the following events have occurred and are continuing:

•

the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares of capital stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the above bullet point, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market LLC, or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ,

As it relates to the 7.125% Series A Preferred Shares, the “Change of Control Conversion Date” will be the date the 7.125% Series A Preferred Shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice of occurrence of a Change of Control described above to the holders of 7.125% Series A Preferred Shares.

As it relates to the 7.125% Series A Preferred Shares, the “Common Stock Price” will be: (1) the amount of cash consideration per share of our common stock, if the consideration to be received in the Change of Control by the holders of shares of our common stock is solely cash; and (2) the average of the closing prices per share of our common stock on the NYSE, the NYSE MKT or NASDAQ (or any successor thereto) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of shares of our common stock is other than solely cash.

The registrar and transfer agent for the 7.125% Series A Preferred Shares is Computershare Trust Company, N.A.

6.50% Series A-4 Preferred Shares

As of the date of this prospectus, a total of 6,330,551 of the 6.50% Series A-4 Preferred Shares were issued and outstanding. The 6.50% Series A-4 Preferred Shares are not listed on the NYSE or any other securities exchange or quotation system.

The 6.50% Series A-4 Preferred Shares rank, with respect to distribution rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up:

•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•

senior to shares of our common stock, to our Junior Participating Preferred Stock and to any other equity securities we may authorize or issue in the future that by their terms rank junior to the 6.50% Series A-4 Preferred Shares;

•

on a parity with any other class or series of shares of our preferred stock or other equity securities that we may authorize or issue in the future and that by their terms are on a parity with the 6.50% Series A-4 Preferred Shares (which we may only authorize with the affirmative vote of the holders of a majority of the 6.50% Series A-4 Preferred Shares); and

•

junior to the 7.125% Series A Preferred Shares and any equity securities that we may later authorize and that by their terms rank senior to the 6.50% Series A-4 Preferred Shares (which we may only authorize with the affirmative vote of the holders of a majority of the 6.50% Series A-4 Preferred Shares).

Holders of the 6.50% Series A-4 Preferred Shares are entitled to receive cumulative cash distributions on the 6.50% Series A-4 Preferred Shares from the date of issuance at a rate of 6.50% per year of the $25.00 liquidation preference per share (equivalent to $1.625 per share per year). Upon the occurrence of a Fundamental Change (as defined below), from and after such Fundamental Change the distribution rate on the 6.50% Series A-4 Preferred Shares will be increased to an annual rate equal to the greater of (i) 10.00%, and (ii) 8.00% above the then-published (in the Wall Street Journal) U.S. Treasury maturing on the date closest to the five year anniversary of the date the Fundamental Change occurs. Subject to certain limited exceptions, unless full cumulative distributions on the 6.50% Series A-4 Preferred Shares for all past distribution periods have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment, we will not authorize, declare, pay, set apart for payment or otherwise make any distributions on (other than a distribution paid in common stock or in any other class of shares ranking junior to the 6.50% Series A-4 Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up, or options, warrants or rights to subscribe for or purchase common stock or such junior shares), or redeem, purchase or otherwise acquire for any consideration (or pay or make available any monies for a sinking fund for the redemption of any such shares) any shares of common stock or any other series of preferred stock ranking junior to or on parity with the 6.50% Series A-4 Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up.

As it relates to the 6.50% Series A-4 Preferred Shares, a “Fundamental Change” means that either of the following events shall have occurred and is continuing:

•	our common stock ceases to be listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ; or

•

(x) the acquisition by any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our common stock entitling that person or group to exercise more than 50% of the total voting power of all shares of our common stock entitled to vote generally in the election of our directors (except that such person or group shall be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the passage of time or occurrence of a subsequent condition); and (y) following the closing of any transaction referred to in clause (x) above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the record holders of the 6.50% Series A-4 Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per 6.50% Series A-4 Preferred Share, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) to the date of payment to such holders, before any distribution or payment may be made to holders of shares of our common stock or any other class or series of shares ranking junior to the 6.50% Series A-4 Preferred Shares as to liquidation rights, but after any distributions or payments are made to holders of shares of the 7.125% Series A Preferred Shares, and any other class or series of stock we may authorize and designate in the future that rank senior to the 6.50% Series A-4 Preferred Shares with respect to such liquidating distributions.

Holders of 6.50% Series A-4 Preferred Shares generally will have no voting rights. However, if a Preferred Distribution Default (as defined below) occurs, the holders of the 6.50% Series A-4 Preferred Shares, voting together as a single class with the holders of any other class or series of preferred stock which have similar voting rights and rank on parity with the 6.50% Series A-4 Preferred Shares, will be entitled to vote for the election of two additional directors to serve on our board of directors until the Preferred Distribution Default is cured. The holders of the 6.50% Series A-4 Preferred Shares and the holders of any other class or series of preferred stock with applicable voting rights must vote for such persons as are selected by a plurality of the votes cast at a separate meeting of the holders of the 6.50% Series A-4 Preferred Shares, any such other class or series of our preferred stock, the Series A-4 preferred OP Units issued by the Operating Partnership and any other OP Units issued by the Operating Partnership that are on a parity with the Series A-4 preferred OP Units. In addition, the affirmative vote of the holders of a majority of the 6.50% Series A-4 Preferred Shares is required for us to: (a) amend, alter, supplement or repeal any of the provisions of our charter (including the Articles Supplementary designating the 6.50% Series A-4 Preferred Shares) in a manner that adversely affects the powers, rights, privileges or preferences of the 6.50% Series A-4 Preferred Shares or the holders of the 6.50% Series A-4 Preferred Shares; or (b) authorize, create or issue any additional shares of capital stock, or reclassify any existing shares of capital stock into shares, ranking senior to or on parity with the 6.50% Series A-4 Preferred Shares as to distributions and upon our voluntary or involuntary liquidation, dissolution or winding up, except that we may authorize, create and issue: (i) senior shares of capital stock in connection with a subsequent public offering of preferred stock by us, and (ii) any class or series of capital stock expressly designated to rank on parity with the 6.50% Series A-4 Preferred Shares with respect to distributions and rights upon our voluntary or involuntary liquidation, winding-up or dissolution, so long as at the time of the issuance the leverage ratio (as defined in our primary credit facility agreement from time to time) is less than 68.50% (or such other percentage as set forth in the credit facility agreement in which the leverage ratio is defined) and full cumulative distributions on the 6.50% Series A-4 Preferred Shares for all past distribution periods ending on or prior to such date have been or contemporaneously are declared and paid in cash or declared and contemporaneously a sum sufficient to pay them in full in cash is set apart for payment.

As it relates to the 6.50% Series A-4 Preferred Shares, a “Preferred Distribution Default” will exist if for six or more quarterly periods (whether or not consecutive), full cumulative distributions are not paid on:

•	the 6.50% Series A-4 Preferred Shares,

•

any series of preferred stock ranking on parity with the 6.50% Series A-4 Preferred Shares as to rights to receive distributions and to participate in distributions or payments in the event of our voluntary or involuntary liquidation, dissolution or winding up,

•	the Series A-4 Preferred Units, or

•

any class or series of OP Units issued by the Operating Partnership that rank on parity with the Series A-4 Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership.

The 6.50% Series A-4 Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption requirements.

If a Fundamental Change occurs, then at any time after November 26, 2019, we or the holders of the 6.50% Series A-4 Preferred Shares may cause the 6.50% Series A-4 Preferred Shares to be redeemed for cash at a redemption price equal to the sum of the greater of (i) the amount that the 6.50% Series A-4 Preferred Shares would have received in the Fundamental Change if they had been converted into shares of our common stock or (y) $25.00 per share, plus (ii) any accrued and unpaid distributions thereon to, but not including, the redemption date. If we or a holder exercises the redemption rights relating to the 6.50% Series A-4 Preferred Shares, the holders of those 6.50% Series A-4 Preferred Shares will not have the conversion right described below.

Subject to certain limitations, upon written notice to us, each holder of shares of 6.50% Series A-4 Preferred Shares at its option may convert any or all of the 6.50% Series A-4 Preferred Shares held by it for that number of shares of our common stock equal to the quotient obtained by dividing $25.00 by the then-applicable conversion price. The initial conversion price is $56.25, so initially each 6.50% Series A-4 Preferred Share is convertible into approximately 0.4444 shares of common stock. The conversion price is subject to adjustment upon various events, as described in the Articles Supplementary designating the 6.50% Series A-4 Preferred Shares. At our option, instead of issuing the shares of common stock to the converting holder of 6.50% Series A-4 Preferred Shares as described above, we may make a cash payment to the converting holder with respect to each 6.50% Series A-4 Preferred Share the holder desires to convert equal to the fair market value of one share of our common stock.

If, at any time after November 26, 2019, the volume weighted average of the daily volume weighted average price of a share of our common stock on the NYSE equals or exceeds 115.5% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, then, within 10 days thereafter, upon written notice to the holders thereof, we may convert each outstanding 6.50% Series A-4 Preferred Share into that number of shares of common stock equal to the quotient obtained by dividing $25.00 by the then prevailing conversion price.

The registrar and transfer agent for the 6.50% Series A-4 Preferred Shares is Computershare Trust Company, N.A.

Restrictions on Ownership

See “Description of Common Stock—Restrictions on Ownership” for a discussion of the restrictions on capital stock (common stock and preferred stock) ownership necessary for Sun to qualify as a REIT under the Code.

Issuances of New Series of Preferred Stock

Rank

Unless otherwise specified in the applicable prospectus supplement, any new series of preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Sun, rank (i) senior to all classes or series of common stock and to all equity securities ranking junior to such series of preferred stock; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with such series of preferred stock; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such series of preferred stock. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Distributions

Holders of shares of any new series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash distributions at such rates and on such dates as will be set forth in the applicable prospectus supplement. Such rate may be fixed or variable or both. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by the board of directors.

Distributions on any new series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a distribution payable on a distribution payment date on any series of the preferred stock for which distributions are noncumulative, then the holders of such series of the preferred stock will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date. Distributions on shares of each series of preferred stock for which distributions are cumulative will accrue from the date on which we issue shares of such series.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as shares of any such series of preferred stock shall be outstanding, we may not declare or pay any distributions, make a distribution, or purchase, acquire, redeem, pay monies to the holders of in respect of, or set aside or make funds available for a sinking or other analogous fund for the purchase or redemption of, any shares of our common stock or any other stock ranking as to distributions or distributions of assets junior to such series of preferred stock (the common stock and any such other stock being herein referred to as junior stock), unless (i) full distributions (including if such preferred stock is cumulative, distributions for prior distribution periods) shall have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock (other than junior stock) and (ii) all sinking or other analogous fund payments and amounts for the repurchase or other mandatory retirement of any shares of preferred stock of such series or any shares of any other of our preferred stock of any class or series (other than junior stock) have been paid or duly provided for.

Unless otherwise provided in the applicable prospectus supplement, we expect that any distribution payment made on shares of a new series of preferred stock will first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

A new series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

The prospectus supplement relating to a new series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred stock does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that, so long as any distributions on shares of such preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Unless otherwise provided in the applicable prospectus supplement, we also expect that the terms of any new series of preferred stock will provide that (i) in the event that fewer than all of the outstanding shares of the new series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable and (ii) from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid distributions, if any), distributions shall cease to accumulate on the shares of such preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid distributions, if any) shall cease.

Liquidation Preference

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sun, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of such new series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders, subject to the liquidation preference rights of the Junior Participating Preferred Stock or any other preferred stock ranking senior to such new series of preferred stock, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, we expect that, unless otherwise provided in the applicable prospectus supplement, the holders of any new series of preferred stock will have no right or claim to any of our remaining assets. In the event that upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of such series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with such series of preferred stock in the distribution of assets, we expect the terms of such preferred stock will provide that the holders of such series of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled unless otherwise provided in the applicable prospectus supplement.

Subject to the liquidation preference rights of the Junior Participating Preferred Stock as described above or any series of preferred stock ranking senior to the applicable series of preferred stock upon liquidation, if liquidating distributions shall have been made in full to all holders of shares of a new series of preferred stock, we expect that our remaining assets will be distributed among the holders of junior stock according to their respective rights and preferences.

Voting Rights

Except as indicated below or in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, we expect that holders of a new series of preferred stock will not be entitled to vote for any purpose.

Unless otherwise provided in the applicable prospectus supplement, we expect that the terms of any new series of preferred stock will provide that so long as any shares of a new series of preferred stock remain outstanding, the consent or the affirmative vote of the holders of at least 66-2/3% of the votes entitled to be cast with respect to the then outstanding shares of such series of the preferred stock together with any Other Preferred Stock (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares ranking prior to the preferred stock of such series as to distributions, voting or upon distribution of assets; and (ii) to repeal, amend or otherwise change any of the provisions applicable to the preferred stock of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the preferred stock. We also expect that in case any series of the preferred stock would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Stock which will be similarly affected, the holders of such series of preferred stock will be entitled to vote as a class, and we will not take such action without the consent or affirmative vote, as above provided, of at least 66-2/3% of the total number of votes entitled to be cast with respect to each such series of the preferred stock and the Other Preferred Stock then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required unless otherwise provided in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, we also expect that with respect to any matter as to which any new series of preferred stock is entitled to vote, holders of the preferred stock of such series and any other series of our preferred stock ranking on a parity with such series of the preferred stock as to distributions and distributions of assets and which by its terms provides for similar voting rights, or the Other Preferred Stock, will be entitled to cast the number of votes set forth in the prospectus supplement with respect to that series of preferred stock. As a result of the provisions described in the preceding paragraph providing that the holders of shares of a series of the preferred stock may vote together as a class with the holders of shares of one or more series of Other Preferred Stock, it is possible that, in such a case, the holders of such shares of Other Preferred Stock could approve action that would adversely affect such series of preferred stock, including the creation of a class of capital stock ranking prior to such series of preferred stock as to distributions, voting or distribution of assets.

Conversion Rights

The terms and conditions, if any, upon which shares of any new series of preferred stock are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or our option, the events requiring an adjustment of the conversion price and provisions affecting conversion.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any new series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under a senior indenture which we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under a subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. The terms of any indenture that we enter into may differ from the terms we describe below. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The debt securities will be direct, unsecured obligations of ours and may either be senior or subordinated debt securities. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay distributions and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay distributions, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provision for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not harm the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the type and number of securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of any material United States federal income tax considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any distribution payments or voting rights as to which holders of the shares of common stock or shares of preferred stock purchasable upon such exercise may be entitled.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. Further terms of the units will be set forth in the applicable prospectus supplement. To the extent information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the units in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of our UPREIT structure and the material provisions in the partnership agreement of our Operating Partnership. For more detail, you should refer to the partnership agreement itself and its material amendments, copies of which are filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

In 1993, the Operating Partnership was formed and we contributed our net assets to the Operating Partnership in exchange for the sole general partner interest in the Operating Partnership and the majority of all of the Operating Partnership’s initial capital. We substantially conduct our operations through the Operating Partnership. The Operating Partnership owns, either directly or indirectly through other subsidiaries, all of our assets. This UPREIT structure enables us to comply with certain complex requirements under the Federal tax rules and regulations applicable to REITs, and to acquire manufactured housing communities in transactions that defer some or all of the sellers’ tax consequences. The financial results of the Operating Partnership and our other subsidiaries are consolidated in our consolidated financial statements. The financial results include certain activities that do not necessarily qualify as REIT activities under the Internal Revenue Code of 1986, as amended, or the Code. We have formed taxable REIT subsidiaries, as defined in the Code, to engage in such activities. We use taxable REIT subsidiaries to offer certain services to our residents and engage in activities that would not otherwise be permitted under the REIT rules if provided directly by us or by the Operating Partnership. The taxable REIT subsidiaries include our home sales business, SHS, which provides manufactured home sales, leasing and other services to current and prospective tenants of our properties.

Under the partnership agreement, the Operating Partnership is structured to make distributions with respect to certain of the OP Units at the same time that distributions are made to our common stockholders. The Operating Partnership is structured to permit limited partners holding certain classes or series of OP Units to exchange those OP Units for shares of our common stock (in a taxable transaction) and achieve liquidity for their investment.

As the sole general partner of the Operating Partnership, we generally have the power to manage and have complete control over the conduct of the Operating Partnership’s affairs and all decisions or actions made or taken by us as the general partner pursuant to the partnership agreement are generally binding upon all of the partners and the Operating Partnership.

Classes and Series of OP Units

As of March 31, 2015, the Operating Partnership had issued and outstanding:

•	2,543,842 common OP Units,

•	1,283,819 preferred OP Units, or Aspen preferred OP Units,

•	420,082 Series A-1 preferred OP Units,

•	40,268 Series A-3 preferred OP Units,

•	7,200,000 Series A-4 preferred OP Units,

•	3,400,000 7.125% Series A Cumulative Redeemable Preferred OP Units, or 7.125% Series A OP Units,

•	112,400 Series B-3 preferred OP Units, and

•	no Series C preferred OP Units.

As of March 31, 2015, we held:

•	53,498,307 common OP Units, or approximately 95.5% of the issued and outstanding common OP Units,

•	6,330,551 Series A-4 preferred OP Units, or approximately 87.9% of the issued and outstanding Series A-4 preferred OP Units,

•	all of the 7.125% Series A OP Units, and

•	no Aspen preferred OP Units, Series A-1 preferred OP Units, Series A-3 preferred OP Units, Series B-3 preferred OP Units or Series C preferred OP Units.

Common OP Units

Subject to certain limitations, the holder of each common OP Unit at its option may convert such common OP Unit at any time into one share of our common stock. Holders of common OP Units are entitled to receive distributions from the Operating Partnership as and when declared by the general partner, provided that all accrued distributions payable on OP Units ranking senior to the common OP Units have been paid. The holders of common OP Units generally receive distributions on the same dates and in amounts equal to the distributions paid to holders of our common stock.

Aspen Preferred OP Units

Subject to certain limitations, at any time prior to January 1, 2024, the holder of each Aspen preferred OP Unit at its option may convert such Aspen preferred OP Unit into: (a) if the market price of our common stock is $68.00 per share or less, 0.397 common OP Units, or (b) if the market price of our common stock is greater than $68.00 per share, that number of common OP Units determined by dividing (i) the sum of (A) $27.00 plus (B) 25% of the amount by which the market price of our common stock exceeds $68.00 per share, by (ii) the per-share market price of our common stock. The holders of Aspen preferred OP Units are entitled to receive distributions not less than quarterly. Distributions on Aspen preferred OP Units are generally paid on the same dates as distributions are paid to holders of common OP Units. Each Aspen preferred OP Unit is entitled to received distributions in an amount equal to the product of (x) $27.00, multiplied by (y) an annual rate equal to the 10-year United States Treasury bond yield plus 239 basis points; provided, however, that the aggregate distribution rate shall not be less than 6.5% nor more than 9%. On January 2, 2024, we are required to redeem all Aspen preferred OP Units that have not been converted to common OP Units. In addition, we are required to redeem the Aspen preferred OP Units of any holder thereof within five days after receipt of a written demand during the existence of certain uncured Aspen preferred OP Unit defaults, including our failure to pay distributions on the Aspen preferred OP Units when due and our failure to provide certain security for the payment of distributions on the Aspen preferred OP Units. We may also redeem Aspen preferred OP Units from time to time if we and the holder thereof agree to do so.

Series A-1 Preferred OP Units

Subject to certain limitations, the holder of each Series A-1 preferred OP Unit at its option may exchange such Series A-1 preferred OP Unit at any time into 2.439 shares of our common stock (which exchange rate is subject to adjustment upon stock splits, recapitalizations and similar events). The holders of Series A-1 preferred OP Units are entitled to receive distributions not less than quarterly. Distributions on Series A-1 preferred OP Units are generally paid on the same dates as distributions are paid to holders of common OP Units. Each Series A-1 preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to 6.0%. Series A-1 preferred OP Units do not have any voting or consent rights on any matter requiring the consent or approval of the Operating Partnership’s limited partners.

Series A-3 Preferred OP Units

Subject to certain limitations, the holder of each Series A-3 preferred OP Unit at its option may exchange such Series A-3 preferred OP Unit at any time into 1.8605 shares of our common stock (which exchange rate is subject to adjustment upon stock splits, recapitalizations and similar events). The holders of Series A-3 preferred OP Units are entitled to receive distributions not less than quarterly. Each Series A-3 preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to 4.5%. Series A-3 preferred OP Units do not have any voting or consent rights on any matter requiring the consent or approval of the Operating Partnership’s limited partners.

7.125% Series A OP Units

We hold all of the 7.125% Series A OP Units, the economic rights of which mirror the economic rights of the 7.125% Series A Preferred Shares we have issued.

Series A-4 Preferred OP Units

Series A-4 preferred OP Units have economic and other rights and preferences substantially similar to those of the 6.50% Series A-4 Preferred Shares. We hold 6,330,551 Series A-4 preferred OP Units. Although we have the same economic rights with respect to these units as Series A-4 preferred OP units held by others, we do not have certain voting, consent and other rights with respect to the Series A-4 preferred OP Units held by us.

Series B-3 Preferred OP Units

Series B-3 preferred OP Units are not convertible. The holders of Series B-3 preferred OP Units generally receive distributions on the same dates as distributions are paid to holders of common OP Units. Each Series B-3 preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to 8.0%. As of March 31, 2015, there were outstanding 36,700 Series B-3 preferred OP Units which were issued on December 1, 2002, 33,450 Series B-3 preferred OP Units which were issued on January 1, 2003, and 42,250 Series B-3 preferred OP Units which were issued on January 5, 2004. Subject to certain limitations, (x) during the 90-day period beginning on each of the tenth through fifteenth anniversaries of the issue date of the applicable Series B-3 preferred OP Units, (y) any time after the fifteenth anniversary of the issue date of the applicable Series B-3 preferred OP Units, or (z) after our receipt of notice of the death of the electing holder of a Series B-3 preferred OP Unit, each holder of Series B-3 preferred OP Units may require us to redeem such holder’s Series B-3 preferred OP Units at the redemption price of $100.00 per unit. In addition, any time after the fifteenth anniversary of the issue date of the applicable Series B-3 preferred

OP Units we may redeem, at our option, all of the Series B-3 preferred OP Units of any holder thereof at the redemption price of $100.00 per unit. Series B-3 preferred OP Units do not have any voting or consent rights requiring on any matter the consent or approval of the Operating Partnership’s limited partners.

Series C Preferred OP Units

Subject to certain limitations, the holder of each Series C preferred OP Unit at its option may exchange such Series C preferred OP Unit at any time into 1.111 shares of our common stock (which exchange rate is subject to adjustment upon stock splits, recapitalizations and similar events). The holders of Series C preferred OP Units are entitled to receive distributions not less than quarterly. Each Series C preferred OP Unit is entitled to receive distributions in an amount equal to the product of $100.00 multiplied by an annual rate equal to (i) 4.0% until April 1, 2016, (ii) 4.50% from April 1, 2016 until April 1, 2019, and (c) 5.0% after April 1, 2019. Series C preferred OP Units do not have any voting or consent rights on any matter requiring the consent or approval of the Operating Partnership’s limited partners.

Ranking and Priority

The various classes and series of OP Units issued by the Operating Partnership rank as follows with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership:

•	first, the 7.125% Series A OP Units;

•	next, the Series A-4 preferred OP Units, Aspen preferred OP Units and Series A-1 preferred OP Units, on parity with each other;

•	next, the Series C preferred OP Units;

•	next, the Series B-3 preferred OP Units;

•	next, the Series A-3 preferred OP Units; and

•	finally, the common OP Units.

Issuance of Additional OP Units

As the Operating Partnership’s sole general partner, we have the ability to cause the Operating Partnership to issue additional partnership interests in the form of OP Units. These additional OP Units may include preference terms with provisions and rights that are preferential to those of common OP Units or other preferred OP Units, subject to the consent rights of the holders of the various classes of the preferred OP Units.

Management Liability and Indemnification

In our capacity as the general partner of the Operating Partnership, we and our directors and officers shall have no liability to the Operating Partnership or its partners for any act or omission, except to the extent the same results from fraud, intentional breach of fiduciary duty or gross negligence. The partnership agreement provides for indemnification of us as general partner and for our directors or officers from and against any losses, judgments, liabilities, expenses and amounts paid in settlement of claims incurred or paid in connection with the Operating Partnership’s business or affairs, unless the same from fraud, intentional breach of fiduciary duty or gross negligence.

Transferability of Interests

The general partner may not transfer its interest in the Operating Partnership. The limited partners generally may not transfer their interests as partners without the written consent of the general partner.

Termination and Liquidating Distributions

The term of the Operating Partnership will continue until the earlier of (i) December 31, 2043, (ii) 120 days after the sale or other disposition of substantially all of the Operating Partnership’s operating assets and distribution of all of its property, or (iii) the general partner’s withdrawal, unless the remaining partners agree within 90 days to continue the Operating partnership with a successor general partner.

Upon the occurrence of any of the foregoing events, and subject to the terms of the partnership agreement, the capital accounts of the holders the of the OP Units will be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Operating Partnership’s property, which has not previously been reflected in the partners’ capital accounts, would be allocated among the partners if there were a taxable disposition of such property at fair market value on the date of distribution. Any resulting increase in the partners’ capital accounts will be allocated (i) first to the holders of the Aspen preferred OP Units, Series A-1 preferred OP Units and Series A-4 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue prices of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, (ii) second to the holders of the Series C preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, (iii) third to the holders of the Series B-3 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, (iv) fourth to the holders of the Series A-3 preferred OP Units in proportions and amounts sufficient to bring their respective capital account balances up to the amount of the original issue price of their respective OP Units, plus any accrued and unpaid preferred distributions on such OP Units, and (v) fifth to the common OP Units. Any resulting decrease in the partners’ capital accounts will be allocated (i) first to the holders of the common OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (ii) second to the holders of Series A-3 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iii) third to the holders of Series B-3 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (iv) fourth to the holders of Series C preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, (v) fifth to the holders of the Aspen preferred OP Units, Series A-1 preferred OP Units and Series A-4 preferred OP Units in proportions and amounts sufficient to reduce their respective capital account balances to zero, and (vi) sixth to the General Partner. Liquidating distributions will be made in accordance with the positive capital account balances of the partners, after giving effect to such adjustment and other capital account adjustments for the current year, as provided in the applicable tax regulations.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law, our charter and bylaws and certain indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws, and the form of such indemnification agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of our directors may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than three nor, unless our bylaws are amended, more than 15. Each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.

Our bylaws provide that at a meeting of stockholders duly called and at which a quorum is present, a majority of the votes cast for a nominee shall be required to elect that nominee as a director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements for stockholder nominees for director set forth in our bylaws and certain other requirements of our bylaws are satisfied (a “contested election”). Our board of directors could amend our bylaws to alter the vote required in contested elections to be the same as that required in uncontested elections.

If the election of a director nominee requires an approval other than a plurality of the votes cast, it is possible that no nominee would receive the required vote. In the case of a failure to elect one or more directors because the nominees receive votes constituting less than the required vote, the incumbent directors would hold over and continue to serve until the next election of directors and until their successors are duly elected and qualify.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to elect directors.

Removal of Directors and Vacancies

Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

We have elected in our bylaws to be subject to a provision of Maryland law requiring that vacancies on our board of directors as a result of the death or resignation of a director or an increase in the size of the board of directors may be filled only by the remaining directors, whether or not sufficient to constitute a quorum, and that any individual elected to fill such a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Vacancies on our board of directors arising as a result of any reason other than the death or resignation of a director or an increase in the size of the board of directors (e.g., removal of a director) may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum. A director elected by the board of directors to fill any such vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. In addition, our stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director, in which case such director will serve for the balance of the term of the removed director.

The foregoing provisions are subject to the rights of the holders of one or more classes or series of our preferred stock to remove directors and fill vacancies on our board of directors. Also, as long as our directors are elected annually, the provisions regarding directors serving for “the remainder of the full term” or the “balance of the term” means until the next annual meeting of stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply for mergers, consolidations or share exchanges if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted Milton M. Shiffman, Robert B. Bayer, and Gary A. Shiffman, their affiliates and all persons acting in concert or as a group with the foregoing, from these provisions of the MGCL and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and these persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders in the election of directors generally but excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposes to make the control share acquisition, (2) any officer of the corporation or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a stockholders’ meeting is held to consider the voting rights of the control shares (and the voting rights are not approved), as of the date of the meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. Our board of directors may amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board as a result of an increase in the size of the board of directors or the death, resignation or removal of a director be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of an increase in the size of the board of directors or the death or resignation of a director. We have not elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors as a result of the removal of a director, although we may elect to do so in the future. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal must be for cause; and (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws. We have not elected to have a classified board or a majority requirement for the calling of a special meeting of stockholders. In the future, our board of directors may elect, without stockholder approval, to adopt these requirements pursuant to Subtitle 8 or, unrelated to Subtitle 8, we could amend our bylaws to include a majority requirement for the calling by stockholders of a special meeting of stockholders.

Amendments to Our Charter and Bylaws

Other than amendments permitted to be made without stockholder approval under the MGCL, our charter generally may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called only by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at such meeting on such matter who have requested the special meeting in accordance with the procedures set forth in, and provided the information required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in, and provided the information required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time the stockholder provides the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated, and who has complied with the advance notice provisions set forth in, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals.

Although our bylaws do not give our board of directors the power to disapprove stockholder nominations and proposals that comply with our bylaws, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote and cause requirements for removal of directors, provisions that certain vacancies on our board of directors may be filled only by the remaining directors, for the full term of the class of directors in which the vacancy occurred, the power of our board to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval, the restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on his or her behalf (which need not be secured) to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with our executive officers and directors. Under the terms of these agreements, we have agreed (subject to certain exclusions), to hold harmless and indemnify the officer or director who has entered into such an indemnification agreement against any and all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director, officer, partner, trustee, employee or agent of our company, or is or was serving or at any time serves at the request of our company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans), to the fullest extent authorized and permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit.

In addition, the indemnification agreements provide that we will make an advance payment of expenses to the officers or directors who have entered into such indemnification agreements, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in the prior paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized under these agreements.

The indemnification agreements also include provisions that specify the procedures and presumptions, which are to be employed to determine whether such officer or director is entitled to indemnification thereunder.

Restrictions on Ownership and Transfer of our Stock

Because the board of directors believes it is essential for us to continue to qualify as a REIT, our charter, subject to certain exceptions, contains a provision, which we refer to as the Ownership Limit, providing that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in number of shares or value, of our outstanding common stock and preferred stock. For more information regarding these and other restrictions on the ownership and transfer of our stock, see “Description of Common Stock—Restrictions on Ownership” and “Description of Preferred Stock—Restrictions on Ownership.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to be qualified as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences regarding our company and the ownership and disposition of shares of our common stock, and, to a lesser extent, shares of our preferred stock and our debt securities.

The federal income tax consequences of the ownership and disposition of shares of our preferred stock, debt securities, warrants or units depend to a high degree on the specific rights and terms of the securities issued. If we offer shares of our preferred stock, debt securities, warrants or units, we intend to describe in any prospectus supplement related to the offering of such securities the material U.S. federal income tax consequences relating to the ownership and disposition of such securities as will be sold by us pursuant to that prospectus supplement.

Because this is a summary that is intended to address only material United States federal income tax consequences relating to the ownership and disposition of our common stock and, to a lesser extent, shares of our preferred stock and our debt securities that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with holders that hold our securities as a “capital asset” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, final and temporary Treasury regulations, the legislative history of the Code, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions all of which as currently in effect as of the date of this prospectus. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of Sun as a REIT

We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated, and we intend to continue to operate, in a manner allowing us to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

In the opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, commencing with our taxable year which ended December 31, 1994, we have been organized in conformity with the requirements for qualification as a REIT, and our method of operation enabled us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters. In addition, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Accordingly, no assurance can be given that the actual results of our operations in any particular taxable year will satisfy such requirements.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax as follows:

•

We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

•

If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

•

Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and we qualify for and satisfy certain cure provisions, then we will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest federal income tax applicable to corporations.

•

If we fail to satisfy any REIT requirements other than the income test or asset test requirements and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure.

•

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)         85% of our REIT ordinary income for the year;

(2)         95% of our REIT capital gain net income for the year; and

(3)         any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

•

If we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year recognition period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

•	Income earned by our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

•

We may be required to pay penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders or we elect to preserve REIT qualification in the case of certain inadvertent failures of the REIT rules.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994 and for all subsequent taxable years. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

(1)         that is managed by one or more trustees or directors;

(2)         the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)         that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)         that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)         the beneficial ownership of which is held by 100 or more persons;

(6)         during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Code to include specified entities;

(7)         that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)         that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)         that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Sun will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of Sun is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. A taxable REIT subsidiary also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be non-qualifying income under the gross income tests, if earned by a REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership (or a member in a limited liability company or other entity that is treated as a partnership for federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest, such as the Operating Partnership, will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, distributions paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test and distributions, interest, and gain from the sale or disposition of stock or securities.

Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or the property leased to the taxable REIT subsidiary is a hotel and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.”

Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

We have provided and will provide services with respect to the manufactured housing communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants, or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

We may in the future acquire equity stakes in additional taxable REIT subsidiaries, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

We have earned and continue to earn amounts of non-qualifying income. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of non-qualifying income generated from these activities has not affected and will not affect our ability to meet the gross income tests.

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by us for not less than two years and certain other requirements are satisfied or the gain is realized in a taxable REIT subsidiary. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We generally intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax. We intend to hold assets developed or held for sale in taxable REIT subsidiaries. Although a taxable REIT subsidiary is not subject to the 100% penalty tax, it does pay tax on its taxable income and gains at regular corporate rates.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect and, following our identification of such failure for any taxable year, we file a schedule describing each item of our gross income described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Taxation of Sun as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy several tests relating to the nature of our assets:

(1)         at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities;

(2)         not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)         except for investments in qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in REITS or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer; and

(4)     not more than 25% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. However, certain debt of an issuer will not count as a security for purposes of the 10% value test, including: (1) debt securities that are “straight debt” as defined in Section 1361 of the Code, as modified by Section 856(m); (2) debt from an issuer who is an individual; or (3) non-straight debt, but only if the REIT possesses an aggregate value of not more than one percent of the value of the issuer’s outstanding securities.

We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25% or 5% asset tests or 10% value limitation.

Moreover, if we fail to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, we will not lose our REIT status if one of the following additional exceptions applies: (A) the failure is due to a violation of the 5% or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million) and we either dispose of the assets that caused the failure or otherwise satisfy any of the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred; or (B) the failure is due to a violation of any of the asset tests (other than a “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iii) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which our identification of the failure occurred, and (iv) we pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest federal income tax applicable to corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Taxation of Sun as a REIT” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate having sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)        85% of our REIT ordinary income for the year;

(2)        95% of our REIT capital gain net income for the year; and

(3)        any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Record-Keeping Requirements

We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Sun to Qualify as a REIT

If we fail to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), we generally will be eligible for relief from REIT disqualification if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Stockholders

When we refer to a United States stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

(1)        a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

(2)        a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

(3)        an estate the income of which is subject to federal income taxation regardless of its source; or

(4)        in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A “non-U.S. stockholder” is a holder, including any partner in a partnership that holds our common stock, that is not a U.S. stockholder.

Distributions by Sun

So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain distributions will be taxable as dividend income and will not be eligible for the dividends received deduction generally available for corporations and generally will not be eligible for treatment as qualified dividend income by non-corporate stockholders. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder’s shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder’s adjusted basis in its shares will be treated as gain from the sale or exchange of such shares taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a distribution in October, November or December of any year with a record date in one of these months and pay the distribution on or before January 31 of the following year, we will be treated as having paid the distribution, and the stockholder will be treated as having received the distribution, on December 31 of the year in which the distribution was declared.

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. If we designate any portion of a distribution as a capital gain dividend, a U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain.

A U.S. stockholder:

(1)        will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

(2)        will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder’s tax liability on the undistributed capital gain.

A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1)        a 15% rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20%; or

(2)        an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate in excess of 25%.

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of shares will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. In addition, taxable distributions from our company generally will be treated as investment income for purposes of the investment interest limitation and the 3.8% tax on “net investment income.” A U.S. stockholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

Sales of Shares

Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

(1)        the amount of cash and the fair market value of any property received on the sale or other disposition; and

(2)        the holder’s adjusted basis in the shares for tax purposes.

This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder’s tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our company’s shares. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains. All or a portion of any loss realized upon a taxable disposition of shares may be disallowed if other shares are purchased within 30 days before or after the date of disposition. Certain non-corporate U.S. stockholders may also have to pay a 3.8% “net investment tax” on any gain recognized upon the taxable sale of shares, subject to certain adjusted gross income limitations.

Taxation of Tax-Exempt Stockholders

Provided that a tax-exempt stockholder has not held its common stock as “debt financed property” within the meaning of the Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, gain from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Code or is a dealer in the shares.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT.

Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a pension held REIT if it meets the following two tests:

(1)        it qualified as a REIT only by reason of Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

(2)        either (a) at least one pension trust holds more than 25% of the value of the REIT’s stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT’s shares, collectively owns more than 50% of the value of the REIT’s shares.

The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any taxable year.

U.S. Taxation of Non-U.S. Stockholders

Distributions by Sun

Distributions by us to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and generally will not be subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted tax basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder’s adjusted tax basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

(1)        a lower treaty rate applies and the non-U.S. stockholder files an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

(2)        the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the conduct of a trade or business within the U.S.

Under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. stockholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

(1)        the investment in the common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above, or

(2)        the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year, in which case the nonresident alien individual generally will be subject to a 30% tax on the individual’s capital gains.

Under FIRPTA, subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to non-U.S. stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. A non-U.S. stockholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

A non-U.S. stockholder that owns no more than 5% of our common stock at all times during the one-year period ending on the date of the distribution will not be subject to federal income tax under FIRPTA with respect to distributions that are attributable to gain from our sale or exchange of U.S. real property interests, provided that our common stock is regularly traded on an established securities market.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by our company exceeds their actual United States federal income tax liability.

Sale of Common Stock

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally would not be subject to United States taxation unless:

(1)        the gain is effectively connected with the conduct of a U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;

(2)        the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

(3)        our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

Because our common stock is publicly traded, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

Even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period that begins on the same day as the 30-day period described in clause (1) of this sentence. This rule does not apply if the exception for distributions to 5% or smaller holders of regularly traded classes of stock is satisfied.

Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. stockholder sells its common stock, our stock sold by such stockholder would not be considered a U.S. real property interest if:

(1)        the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

(2)        the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the rate of 28% if:

(1)        the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2)        the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect; or

(3)        the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding at a rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of Sun common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Consequences for Sun and Its Stockholders

We and our stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

Legislative or Other Actions Affecting REITs and Stockholders

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Dividends paid by REITs will generally not constitute qualified dividend income eligible for the 15% tax rate for stockholders that are taxable as individuals, trusts and estates and will generally be taxable at the higher ordinary income tax rates.

Taxation of Holders of Our Debt Securities

The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash). If we issue any debt securities pursuant to this prospectus, we intend to describe in the related prospectus supplement the material United States federal income tax considerations relating to the ownership and disposition of such debt securities, including, if applicable, the taxation of any debt securities that will be sold with original issue discount or acquired with market discount or amortizable bond premium.

Taxable U.S. Holders of Our Debt Securities

Generally, this subsection describes the tax consequences to a U.S. debt security holder. You are a U.S. debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States Federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Interest. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Backup Withholding and Information Reporting. A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•	in the case of interest payments, such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, such U.S. holder fails to certify, under penalties of perjury, that such U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of the debt securities. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Interest. Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such non-U.S. holder’s conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

•	such non-U.S. holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	such non-U.S. holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not (a) a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a United States person and provides us or our paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a United States trade or business and the non-U.S. holder provides us with appropriate certification (as discussed below under “—United States Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. holder) and (2) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under “—United States Trade or Business.” A Non-U.S. holder described in (2) above will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

United States Trade or Business. If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

Backup Withholding and Information Reporting. A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge or reason to know that such non-U.S. holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us the statement described above under “—Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-U.S. holder is a United States person or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder’s United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Recent Tax Law Changes

Reporting and Withholding on Foreign Financial Accounts

On March 18, 2010, the Hiring Incentives to Restore Employment Act, or the HIRE Act, was signed into law. Certain provisions of this law known as The Foreign Account Tax Compliance Act (commonly referred to as “FATCA”) imposes a 30% U.S. federal withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our capital stock to a foreign financial institution or non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. tax authorities to collect and provide substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments, or otherwise complies with FATCA and any applicable inter-governmental agreements implementing FATCA, and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the substantial U.S. owners of the entity, which generally includes certain U.S. persons who directly or indirectly own more than 10% of the entity, or otherwise complies with FATCA and any applicable intergovernmental agreements implementing FATCA. Withholding under FATCA on dividends on our capital stock generally began after June 30, 2014, although under Notice 2014-33, the IRS will take into account the extent to which a withholding agent has made good faith efforts to comply with FATCA. Withholding on gross proceeds from the sale or other disposition of our capital stock generally is to begin after December 31, 2016. We will not pay any additional amounts to shareholders subject to withholding under FATCA. Under certain circumstances, an investor may be eligible for refunds or credits of any taxes imposed under FATCA. Prospective investors should consult their tax advisors regarding the effect, if any, of FATCA on their acquisition, ownership and disposition of our capital stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through dealers or agents, or through a combination of methods. Any underwriter, dealer or agent involved in the offer and sale of the securities, including but not limited to at-the-market equity offerings, will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at: (1) a fixed price or prices, which may be changed, (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale or (4) negotiated prices. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and the Operating Partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any series of securities issued hereunder will be a new issue with no established trading market (other than our common stock, which is listed on the NYSE). If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other securities issued hereunder on any exchange, but we are not obligated to do so. Any underwriters or agents to or through whom such securities are sold by us or the Operating Partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and the Operating Partnership in the ordinary course of business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Jaffe, Raitt, Heuer & Weiss, Professional Corporation, Southfield, Michigan. Arthur A. Weiss is a member of our board of directors and a shareholder of Jaffe, Raitt, Heuer & Weiss, Professional Corporation. Certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Maryland law will be passed upon for us by Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland. Additional legal matters may be passed upon for us, the selling security holders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting of Sun Communities, Inc. incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The combined statements of revenues and certain operating expenses of Green Courte Communities for the years ended December 31, 2014 and 2013, incorporated in this prospectus by reference from Sun Communities Inc.’s Current Report on Form 8-K/A filed on April 17, 2015 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph referring to the purpose of the statements), and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, our common stock is listed on the NYSE and such reports, proxy statements and other information concerning us can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, we make these filings available, free of charge, through the Investors section of our website at www.suncommunities.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, except as described in the section titled “Incorporation of Certain Documents by Reference” below, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in connection with this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding us and the securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on May 16, 2014;

•	Our Current Reports on Form 8-K and 8-K/A, as applicable, filed on January 12, 2015, April 2, 2015 and April 17, 2015;

•

The description of our common stock contained in the Registration Statement on Form 8-A filed on November 23, 1993 (File No. 1-12616), including any amendment or report filed to update such description;

•

The description of our 7.125% Series A Cumulative Redeemable Preferred Stock contained in the Registration Statement on Form 8-A filed November 9, 2012 (File No. 001-12616), including any amendment or report filed to update such description;

•

The description of our 6.50% Series A-4 Cumulative Convertible Preferred Stock contained in the Registration Statement on Form 8-A filed January 7, 2015 (File No. 1-12616), including any amendment or report filed to update such description; and

•

The description of certain distribution rights associated with our common stock contained in the Registration Statement on Form 8-A filed June 3, 2008 (File No. 001-12616), including any amendment or report filed to update such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and a part hereof from the date of filing of these documents, and will update, supplement and supersede the information in this prospectus. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan, 48034, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (248) 208-2500.

3,250,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

November 2, 2015

BofA Merrill Lynch

Citigroup

BMO Capital Markets

RBC Capital Markets

Baird

Fifth Third Securities

BTIG

PNC Capital Markets LLC

Ramirez & Co., Inc.

Comerica Securities